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                                                                    EXHIBIT 14.1

Deloitte & Touche
Accountants
Flight Forum 1
5657 DA Eindhoven
P.O. Box 782
5600 AT Eindhoven
The Netherlands

Tel:  +31 (40) 2345000
Fax:  +31 (40) 2345407
www.deloitte.nl

ASML Holding N.V.
De Run 6501
5504 DR Veldhoven

Date                       From
January 30, 2004           J.G.C.M. Bune

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the following Registration Statements on Form S-8 (No. 333-08112, No. 333-13332, No. 333-109154,
333-105600), of ASML Holding. N.V. (the "Company") and in the related Prospectuses, of our report dated January 30, 2004 included in the Financial Statements on Form 20-F of the Company for the year ended December 31, 2003.

/s/ Deloitte & Touche Accountants
---------------------------------
Deloitte & Touche Accountants